EXHIBIT 21



                             BELMAR CAPITAL FUND LLC
                                  SUBSIDIARIES


Name                                               Jurisdiction of Incorporation
-----                                              -----------------------------

Belmar Realty Corporation                                     Delaware

Bel Alliance Apartments, LLC                                  Delaware